AMENDMENT

This AMENDMENT (this “Amendment”), dated effective as of May 26, 2006, is entered into by and between GVI SECURITY SOLUTIONS, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending the terms of (i) that certain Secured Convertible Term Note, dated as of May 27, 2004 in the original principal amount of $5,000,000 issued by the Company to Laurus (as amended, modified and/or supplemented from time to time, the “Term Note”); (ii) that certain Common Stock Purchase Warrant for the purchase of 940,000 shares of the Company’s Common Stock, dated as of May 27, 2004 (“Warrant 1”); (ii) that certain Common Stock Purchase Warrant for the purchase of 150,000 shares of the Company’s Common Stock, dated as of August 19, 2004 (“Warrant 2”); and (iii) that certain Common Stock Purchase Warrant for the purchase of 250,000 shares of the Company’s Common Stock, dated as of December 1, 2004 (“Warrant 3”, and together with Warrant 1 and Warrant 2, the “Warrants”). The Warrants, together with the Related Agreements (as defined in the Securities Purchase Agreement, dated as of May 27, 2004, between the Company and Laurus (the “Securities Purchase Agreement”)) are referred to herein as the “Loan Documents”. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

WHEREAS, the Company and Laurus have agreed to make certain changes to the Loan Documents as set forth herein; and

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.2 of the Term Note is hereby deleted and replaced in its entirety with the following:

1.2 Minimum Monthly Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount”) shall begin on the first business day in September, 2004 and shall recur and be due and payable on the first business day of each succeeding month thereafter until the Maturity Date (each, an “Amortization Date”) as set forth in the table below:

Month	Principal Amount	Month	Principal Amount
9/04	$75,000	4/06	$150,000
10/04	$75,000	5/06	$150,000
11/04	$75,000	6/06	$100,000
12/04	$75,000	7/06	$100,000
1/05	$75,000	8/06	$100,000

2/05	$75,000	9/06	$100,000
3/05	$75,000	10/06	$100,000
4/05	$75,000	11/06	$100,000
5/05	$75,000	12/06	$100,000
6/05	$150,000	1/07	$190,000
7/05	$150,000	2/07	$190,000
8/05	$150,000	3/07	$190,000
9/05	$150,000	4/07	$190,000
10/05	$150,000	5/07	$1,065,000
11/05	$150,000
12/05	$150,000
1/06	$150,000
2/06	$150,000
3/06	$150,000

2. Section (d) in the preamble of each Warrant is hereby deleted in its entirety and replaced with the following new sentence in lieu thereof:

The "Exercise Price" applicable under this Warrant shall be $0.60.

3. The amendment set forth herein shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Amendment.

4. Except as specifically set forth in this Amendment or other written Amendments previously entered into by the Company and Laurus, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

5.  The Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof all of the Company’s and its Subsidiaries’ covenant requirements have been met.

6. From and after the Amendment Effective Date, all references in the Loan Documents to any of the Loan Documents shall be deemed to be references to such Loan Documents as modified hereby.

7. From and after the Amendment Effective Date, and at least until December 31, 2006, (i) Laurus’s current dilution reserve imposed against Accounts Availability (as defined in the Security Agreement, dated as of May 27, 2004, between the Company and Laurus (the “Security Agreement”)) shall not be greater than 7% and (ii) Laurus’s current reserves imposed against Inventory Availability (as defined in the Security Agreement) shall not be greater than $2,000,0000 in the aggregate.

8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to the Loan Documents to be signed in its name effective as of this 26th day of May, 2006.

GVI SECURITY SOLUTIONS, INC.

By:________________________________
Name:
Title:

LAURUS MASTER FUND, LTD.

By:______________________________
Name:
Title: